Exhibit 99.1

Boot Barn Holdings, Inc. Announces Fourth Quarter and Fiscal Year 2015 Financial Results

Fiscal Year 2015 Results Exceed Outlook

IRVINE, Calif.--(BUSINESS WIRE)--May 28, 2015--Boot Barn Holdings, Inc. (NYSE:BOOT) today announced its financial results for the fourth quarter and fiscal year ended March 28, 2015.

Highlights for the quarter ended March 28, 2015, were as follows:

  Net sales increased 16.7% to $103.3 million;
  Same store sales, which include e-commerce sales, increased 7.0%;
  Net income was $2.6 million, or $0.10 per diluted share; and
  Pro forma adjusted net income (1) was $4.6 million, or $0.17 per diluted share.

Highlights for the fiscal year ended March 28, 2015, were as follows:

  Net sales increased 16.4% to $402.7 million;
  Same store sales, which include e-commerce sales, increased 7.3%;
  Net income was $13.7 million, or $0.54 per diluted share; and
  Pro forma adjusted net income (1) increased 25.7% to $19.9 million, or $0.76 per diluted share, and exceeded the high end of the Company’s $0.67 to $0.70 outlook range.

1) Pro forma adjusted net income is a non-GAAP measure. An explanation of the computation of this measure and a reconciliation to GAAP net income is included in the accompanying financial data. See also "Non-GAAP Financial Measures."

Jim Conroy, Chief Executive Officer, commented, “I am proud of the team’s strong performance both for the fourth quarter and for the full fiscal year 2015. Our financial results reflect the strength of our business as well as a relentless focus on execution. During the quarter we opened four new stores, expanding our presence in both new and existing markets, and increased our same store sales for the 22nd consecutive quarter. For the fiscal year, I am pleased to report an increase in our adjusted operating margin of over 40 basis points and a 26% increase in pro forma adjusted net income, particularly as we continue to invest in strengthening our management team and building our infrastructure to support future growth. As we look to fiscal 2016, we will continue to build upon this strong foundation to strengthen our business in the years to come.”

Operating Results for the Fourth Quarter Ended March 28, 2015

  Net sales increased 16.7% to $103.3 million from $88.5 million in the fourth quarter of fiscal 2014 due to contributions from 18 new stores opened during the year and an increase in same store sales of 7.0%, which include e-commerce sales.
  Gross profit was $34.0 million or 32.9% of net sales, compared to gross profit of $27.5 million or 31.1% of net sales in the prior year period, which included $1.1 million of one-time costs associated with the Baskins acquisition completed in fiscal 2014. Excluding such one-time costs, adjusted gross profit for the fourth quarter of fiscal 2014 was $28.6 million or 32.4% of net sales in the period. The 50 basis point increase in adjusted gross margin rate was driven by an increase in merchandise margin reflecting increased penetration of private brands and improved mark-up across the store. This increase was offset primarily by increases in store occupancy costs and depreciation expense associated with the acceleration of new store openings compared to the prior year period.

  Income from operations was $7.8 million, which includes $0.5 million in secondary offering costs. This compares to $4.8 million in the prior year period, which included $1.6 million of expenses related to the Baskins Acquisition and a $1.2 million loss on disposal of assets. Excluding the above noted items, adjusted income from operations was $8.4 million, compared to $7.6 million in the prior year period, reflecting an increase of 9.6%.
  The Company opened four new stores and ended the quarter with 169 stores in 26 states.
  Net income for the fourth quarter of fiscal 2015 was $2.6 million, or $0.10 per diluted share, which includes $0.5 million costs of the secondary offering and a $1.4 million write-off of deferred loan fees in connection with the debt refinancing. This compares to $1.8 million or $0.09 per diluted share in the prior year period. Pro forma adjusted net income was $4.6 million, or $0.17 per diluted share compared to $4.4 million, or $0.18 per diluted share in the prior year period, reflecting an increase in the effective tax rate from 30.3% in the fourth quarter of fiscal year 2014 to 36.1% in the fourth quarter of fiscal 2015.

A reconciliation of adjusted gross profit, adjusted income from operations, pro forma adjusted net income and pro forma adjusted net income per diluted share, each a non-GAAP financial measure, to their most directly comparable GAAP financial measures is included in the accompanying financial data. See also "Non-GAAP Financial Measures."

Operating Results for the Fifty-Two Week Period Ended March 28, 2015

  Net sales increased 16.4% to $402.7 million from $345.9 million in the prior year period due to contributions from 18 new stores opened during the last twelve months and an increase in same store sales of 7.3%, which include e-commerce sales. The twelve month period also included a full fiscal year sales contribution from the Baskins stores, which the Company acquired in May 2013, compared to a ten month sales contribution in the prior year period.
  Gross profit was $134.8 million or 33.5% of net sales, compared to gross profit of $113.2 million or 32.7% of net sales in the prior year period, which included $3.2 million of one-time costs associated with the Baskins acquisition. Excluding such one-time costs, adjusted gross profit for fiscal year 2014 was $116.4 million or 33.6% of net sales in the period. Merchandise margin grew during the period, driven by improved mark-up across the store, increased penetration of private brands and the improvements the Company made to the assortment and pricing at the former Baskins’ stores. This increase was offset primarily by increases in store occupancy costs and depreciation expense associated with the acceleration of new store openings compared to the prior year period.
  Income from operations was $35.4 million, which included $0.9 million in non-recurring expenses related to a potential acquisition that the Company chose not to pursue, $0.5 million in secondary offering costs and a $0.1 million loss on disposal of assets. This compares to income from operations of $20.5 million in the prior year period, which included $7.7 million of expenses related to the Baskins acquisition and a $2.0 million loss on disposal of assets. Excluding the above noted items, adjusted income from operations increased 22.3% to $37.0 million or 9.2% of net sales, compared to $30.2 million or 8.7% of net sales in the prior year period.

  The Company opened 18 new stores in the fifty-two week period.
  Net income was $13.7 million, or $0.54 per diluted share compared to $5.4 million or $0.28 per diluted share for the prior year period. Pro forma adjusted net income increased 25.7% to $19.9 million, or $0.76 per diluted share compared to $15.8 million or $0.64 per diluted share in the prior year period. Pro forma adjusted net income per diluted share excludes the effect of a cash payment of $1.4 million, or $0.06 per diluted share, to holders of vested stock options in the first quarter of fiscal 2015.

A reconciliation of adjusted gross profit, adjusted income from operations, pro forma adjusted net income and pro forma adjusted net income per diluted share, each a non-GAAP financial measure, to their most directly comparable GAAP financial measures is included in the accompanying financial data. See also "Non-GAAP Financial Measures."

Balance Sheet Highlights as of March 28, 2015

  Cash: $1.4 million
  Total debt: $90.4 million
  Total liquidity (cash plus availability on $75 million revolving credit facility): $60.2 million

Fiscal Year 2016 Outlook

For the fiscal year ending March 26, 2016 the Company expects:

  To open 22 new stores, with 13 expected to open in the first half of the fiscal year and the remainder in the second half of the fiscal year.
  Same store sales growth, including e-commerce sales, of low to mid-single digits.
  Income from operations between $39.1 million and $41.1 million, which includes higher depreciation and amortization expense associated with the 18 new stores opened in fiscal year 2015 and the 22 new stores expected to open in fiscal year 2016, as well as higher non-cash stock compensation expense of $1.0 million on a year-over-year basis. Additionally, the Company became public in fiscal 2015 and expects the costs of being public to be $2.3 million in fiscal 2016 compared to $0.7 million incurred in fiscal 2015.
  Net income of $21.9 million to $23.1 million.
  EPS of $0.81 to $0.86 per diluted share based on 27.0 million weighted average diluted shares outstanding, which would compare to $0.72 per share in fiscal 2015 after adjusting for public company costs.

Conference Call Information

A conference call to discuss the financial results for the fourth quarter of fiscal 2015 is scheduled for today, May 28, 2015, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (877) 407-4018. The conference call will also be available to interested parties through a live webcast at www.bootbarn.com. Please visit the Web site and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software. A telephone replay of the call will be available until June 11, 2015, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 13609940. Please note participants must enter the conference identification number in order to access the replay.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of more than 200 work and lifestyle brands. For more information, visit www.bootbarn.com.

Non-GAAP Financial Measures

The Company presents adjusted gross profit, adjusted income from operations, pro forma adjusted net income and pro forma adjusted net income per share to help the Company describe its operating and financial performance. These financial measures are non-GAAP financial measures and should not be construed in isolation or as an alternative to actual gross profit, actual income from operations, actual net income and actual diluted earnings per share and other income or cash flow statement data (as presented in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, or GAAP), or as a better indicator of operating performance or as a measure of liquidity. These non-GAAP financial measures, as defined by the Company, may not be comparable to similar non-GAAP financial measures presented by other issuers. The Company’s management believes that these non-GAAP financial measures provide investors with transparency and help illustrate financial results by excluding items that may not be indicative of, or are unrelated to, the Company’s core operating results, thereby providing a better baseline for analyzing trends in the underlying business. See the table at the end of this press release for a reconciliation of adjusted gross profit to gross profit, adjusted income from operations to income from operations, pro forma adjusted net income to net income, and pro forma adjusted net income per share to net income per share.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. You can identify forward-looking statements by the fact that they generally include words such as "anticipate," "estimate," "expect," "project," "plan,“ "intend," "believe," “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: declines in consumer spending or changes in consumer preferences and the Company’s ability to effectively execute on its growth strategy; to maintain and enhance its strong brand image; to compete effectively; to maintain good relationships with its key suppliers; and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Boot Barn Holdings, Inc. Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	March 28, 2015	March 29, 2014

Assets
Current assets:
Cash and cash equivalents	$1,448	$1,118
Accounts receivable	3,863	2,191
Inventories	129,312	102,702
Prepaid expenses and other current assets	10,773	8,685
Total current assets	145,396	114,696
Property and equipment, net	30,054	21,450
Goodwill	93,097	93,097
Intangible assets, net	57,131	59,723
Other assets	1,026	2,897
Total assets	$326,704	$291,863

Liabilities and stockholders' equity
Current liabilities:
Line of credit	$16,200	$28,624
Accounts payable	44,636	36,029
Accrued expenses and other current liabilities	24,061	20,763
Current portion of notes payable	1,713	1,000
Total current liabilities	86,610	86,416
Deferred taxes	21,102	19,960
Long-term portion of notes payable	72,489	98,500
Other liabilities	4,081	2,412
Total liabilities	184,282	207,288

Stockholders' equity:
Common stock, $0.0001 par value; March 28, 2015 - 100,000
shares authorized, 25,824 shares issued and outstanding;
March 29, 2014 - 100,000 shares authorized, 18,929 shares
issued and outstanding	3	2
Preferred stock, $0.0001 par value; 10,000 shares authorized,
no shares issued or outstanding	-	-
Additional paid-in capital	128,693	78,834
Retained earnings	13,726	1,652
Total Boot Barn Holdings, Inc. stockholders' equity	142,422	80,488
Non-controlling interest	-	4,087
Total stockholders' equity	142,422	84,575
Total liabilities and stockholders' equity	$326,704	$291,863

Boot Barn Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014

Net sales	$103,280	$88,486	$402,684	$345,868
Cost of goods sold	69,302	60,969	267,907	231,796
Amortization of inventory fair value adjustment	-	-	-	867
Total cost of goods sold	69,302	60,969	267,907	232,663
Gross profit	33,978	27,517	134,777	113,205
Operating expenses:
Selling, general and administrative expenses	26,174	22,688	99,341	91,998
Acquisition-related expenses	-	-	-	671
Total operating expenses	26,174	22,688	99,341	92,669
Income from operations	7,804	4,829	35,436	20,536
Interest expense, net	3,536	2,066	13,291	11,594
Other income, net	14	16	51	39
Income before income taxes	4,282	2,779	22,196	8,981
Income tax expense	1,672	887	8,466	3,321
Net income	2,610	1,892	13,730	5,660
Net income attributed to non-controlling interest	-	94	4	283
Net income attributed to Boot Barn Holdings, Inc.	$2,610	$1,798	$13,726	$5,377

Earnings per share:
Basic shares	$0.10	$0.09	$0.56	$0.28
Diluted shares	$0.10	$0.09	$0.54	$0.28
Weighted average shares outstanding:
Basic shares	25,721	18,929	22,126	18,929
Diluted shares	26,752	19,452	22,888	19,175

Boot Barn Holdings, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Fiscal Year Ended
	March 28, 2015	March 29, 2014	March 30, 2013

Cash flows from operating activities
Net income	$13,730	$5,660	$680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,615	4,628	2,662
Stock-based compensation	2,048	1,291	787
Excess tax benefit	(681)	-	-
Amortization of intangible assets	2,592	3,501	2,926
Amortization of deferred loan fees and debt discount	3,684	2,507	435
Loss on disposal of property and equipment	134	1,980	322
Accretion of above market leases	(149)	(230)	(231)
Deferred taxes	1,402	(1,874)	(633)
Amortization of inventory fair value adjustment	-	867	9,199
Changes in operating assets and liabilities:
Accounts receivable	(1,672)	(710)	(209)
Inventories	(26,610)	(14,100)	(4,821)
Prepaid expenses and other current assets	(1,667)	(871)	(2,490)
Other assets	(362)	104	199
Accounts payable	7,364	3,190	4,916
Accrued expenses and other current liabilities	3,298	5,944	2,494
Other liabilities	1,782	893	(4,312)
Net cash provided by operating activities	11,508	12,780	11,924

Cash flows from investing activities
Purchases of property and equipment	(14,074)	(11,400)	(3,848)
Proceeds from sale of property and equipment	-	24	61
Purchase of trademark rights	-	(200)	-
Acquisition of business, net of cash acquired	-	(15,696)	(41,912)
Net cash used in investing activities	(14,074)	(27,272)	(45,699)

Cash flows from financing activities
Line of credit - net	(12,424)	9,714	4,324
Proceeds from loan borrowings	104,938	100,000	10,583
Proceeds from loan borrowings - related parties	-	-	25,500
Repayments on debt and capital lease obligations	(130,326)	(70,126)	(1,461)
Debt issuance fees	(1,361)	(3,350)	(1,167)
Proceeds from issuance of stock	-	-	1,999
Net proceeds from initial public offering	82,224	-	-
Excess tax benefits from stock options	681
Proceeds from exercise of stock options	464	-	-
Dividends paid	(41,300)	-	-
Payment of assumed contingent consideration and debt from acquisitions	-	(21,818)	(5,405)
Net cash provided by financing activities	2,896	14,420	34,373

Net increase in cash and cash equivalents	330	(72)	598
Cash and cash equivalents, beginning of period	1,118	1,190	592
Cash and cash equivalents, end of period	$1,448	$1,118	$1,190

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$8,297	$4,849	$3,337
Cash paid for interest	$11,167	$9,110	$6,275
Supplemental disclosure of non-cash activities:
Unpaid purchases of property and equipment	$1,374	$132	$65
Equipment acquired through capital lease	$36	$28	$-

Boot Barn Holdings, Inc.
Supplemental Information - Consolidated Statements of Operations
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted gross profit, adjusted income from operations, pro forma adjusted net income, and pro forma adjusted diluted earnings per share, with the most directly comparable GAAP financial measures of gross profit, income from operations, net income, and diluted earnings per share. Pro forma adjusted net income and pro forma adjusted diluted earnings per share give effect to the reduction in our interest rate under our credit facility as a result of, and the repayment of a portion of our term loan with the proceeds of, our November 2014 initial public offering, as if it had occurred on March 31, 2013, the first day of our fiscal year 2014.

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(Dollars in thousands)	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Reconciliation of GAAP gross profit to adjusted gross profit
Gross profit, as reported	$33,978	$27,517	$134,777	$113,205
Amortization of inventory fair value adjustment (a)	-	-	-	867
Acquisition-related integration costs (b)	-	1,124	-	2,307
Adjusted gross profit	$33,978	$28,641	$134,777	$116,379

Reconciliation of GAAP income from operations to adjusted income from operations
Income from operations, as reported	$7,804	$4,829	$35,436	$20,536
Amortization of inventory fair value adjustment (a)	-	-	-	867
Acquisition-related expenses (c)	-	-	-	671
Acquisition-related integration costs (b)	-	1,631	-	6,167
Loss on disposal of assets (d)	21	1,176	134	1,980
Secondary offering costs (i)	541	-	541	-
Other unusual or non-recurring expenses (e)	-	-	864	-
Adjusted income from operations	$8,366	$7,636	$36,975	$30,221

Reconciliation of GAAP net income attributed to Boot Barn Holdings, Inc. to pro forma adjusted net income attributed to Boot Barn Holdings, Inc.
Net income attributed to Boot Barn Holdings, Inc., as reported	$2,610	$1,798	$13,726	$5,377
Amortization of inventory fair value adjustment (a)	-	-	-	867
Acquisition-related expenses (c)	-	-	-	671
Acquisition-related integration costs (b)	-	1,631	-	6,167
Loss on disposal of assets (d)	21	1,176	134	1,980
Secondary offering costs (i)	541	-	541	-
Other unusual or non-recurring expenses (e)	-	-	864	-
Interest expense, as reported	3,536	2,066	13,291	11,594
Pro forma interest expense (f)	(1,210)	(1,210)	(4,840)	(4,840)
Provision for income taxes, as reported	1,672	887	8,466	3,321
Pro forma adjusted provision for income taxes	(2,590)	(1,921)	(12,275)	(9,295)
Pro forma adjusted net income attributed to Boot Barn Holdings, Inc.	$4,580	$4,427	$19,907	$15,842

Reconciliation of adjusted net income per share
Net income per share, diluted:
Net Income per share, as reported	$0.10	$0.09	$0.54	$0.28
Adjustments	0.07	0.09	0.16	0.36
Net income per share paid to vested option holders (g)	-	-	0.06	-
Pro forma adjusted net income per share, diluted	$0.17	$0.18	$0.76	$0.64

Weighted average diluted shares outstanding, as reported	26,752	19,452	22,888	19,175
Pro forma effect of shares issuances in IPO (h)	-	5,750	3,368	5,750
Pro forma adjusted diluted weighted average shares	26,752	25,202	26,256	24,925

(a) Represents the amortization of purchase-accounting adjustments that increased the value of inventory acquired to its fair value.

(b) Represents certain store integration, remerchandising and corporate consolidation costs incurred in connection with the integration of Baskins, which we acquired in May 2013.

(c) Acquisition costs include direct costs and fees related to the acquisition of Baskins in May 2013.

(d) Loss on disposal of assets in the prior year period includes assets written off as part of the rebranding of RCC and Baskins stores.

(e) Represents professional fees and expenses incurred in connection with other acquisition activity.

(f) The net decrease in interest expense resulting from a reduction in the interest rate under our credit facility as a result of, and the repayment of a portion of our term loan with the proceeds of, our November 2014 initial public offering (the “IPO”), as if it had occurred on March 31, 2013, the first day of our fiscal year 2014.

(g) In April 2014, holders of vested stock options received a cash payment of $1.4 million, which the Company deducted from net income for purposes of the earnings per share calculation to determine the net income available to common shareholders. The Company has added this payment to the net income in order to calculate diluted earnings per share.

(h) These shares represent shares issued at the time of the IPO and are shown as if they had been issued on March 31, 2013, the first day of our fiscal year 2014.

(i) Costs related to a registered secondary offering of common stock completed in March 2015.

Boot Barn Holdings, Inc. Store Count

	June 29,	September 28,	December 28,	March 29,	June 28,	September 27,	December 27,	March 28,
	2013	2013	2013	2014	2014	2014	2014	2015
Store Count (BOP)	117	149	151	155	152	155	158	166
Opened / Acquired	32	2	5	--	3	3	8	4
Closed	--	--	(1)	(3)	--	--	--	(1)
Store Count (EOP)	149	151	155	152	155	158	166	169

CONTACT:
Investors:
ICR, Inc.
Anne Rakunas / Brendon Frey, 310-954-1113
BootBarnIR@icrinc.com
or
Media:
Boot Barn Media Relations
Jayme Maxwell, 949-453-4400 ext. 428
BootBarnIRMedia@bootbarn.com